UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 4, 2012

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 683-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On December 4, 2012, AXT, Inc. (the “Company”) entered into an amended and restated employment offer letter with Dr. Morris S. Young, the Company’s Chief Executive Officer, to provide that if, after a change of control, Dr. Young’s employment is terminated by the Company without cause or by Dr. Young as a result of a defined constructive termination, and provided that Dr. Young executes a general release of claims in a form acceptable to the Company or the acquiring company, Dr. Young will receive the following severance benefits:  (1) continuing payment of his last base salary for one and a half years after the date his employment terminates, and (2) full acceleration of all of his then outstanding equity awards.

The foregoing description of the terms of the amended and restated employment offer letter does not purport to be complete and is qualified in its entirety by reference to the full amended and restated employment offer letter, which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Offer Letter with Dr. Morris S. Young dated December 4, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, Inc.

	By:	/s/ Raymond A. Low
Raymond A. Low
Chief Financial Officer

Date: December 4, 2012

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Offer Letter with Dr. Morris S. Young dated December 4, 2012

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